UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2008

SUNCREST GLOBAL ENERGY CORP.
(Exact name of registrant as specified in Charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-31355 (Commission File No.)	81-0438093 (IRS Employee Identification No.)

124 N. First Street
Louisville, Kentucky 40202
(Address of Principal Executive Offices)

502-379-4788
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        As more fully described in Item 2.01 and Item 5.01 of the Current Report on Form 8-K dated December 20, 2007, of Suncrest Global Energy Corp. (the “Company”), on December 20, 2007, a change in control of the Company occurred in connection with the consummation of the transactions contemplated in the Exchange Agreement. Items 2.01 and 5.01 of the December 20, 2007 Form 8-K, as it may be amended from time to time, are hereby incorporated by reference. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the December 20, 2007 Form 8-K.

        On January 8, 2008, J. Sherman Henderson III, Robert H. Clarkson, and Dr. John W. Rhodes III were appointed as members of the Company’s Board of Directors in connection with the change in control of the Company as more fully described in the December 20, 2007 Form 8-K. With respect to any related party transactions and agreements involving these three newly appointed directors, reference is made to Item 2.01 of the December 20, 2007 Form 8-K. The Company’s Board of Directors has not yet established committees of the Board and therefore has not yet named any of the new members to any Board committees. The Board of Directors intends to review its governance structure and institute board committees as necessary and advisable in the future.

        Mr. Henderson possesses more than 35 years of business experience, including company ownership, sales, marketing and management. He is currently president and CEO of Lightyear Network Solutions, LLC. In 2004, he was voted chairman of COMPTEL, the leading communications trade association, made up of more than 300 member companies. Henderson is a graduate of Florida State University, with a B.A. degree in Business Administration.

        Dr. Rhodes was a founding investor in Texas Roadhouse Restaurants and a member of its advisory board until its IPO in October 2004. He was also a founding investor and Chairman of Glyphics Communications, which was acquired by Ilinc Communications in 2004. Dr. Rhodes graduated from the University of Kentucky with a BA with distinction in 1976, and from the University of Louisville School of Medicine MD in 1980. Since that time, Dr. Rhodes has been Board Certified in both Internal Medicine and Cardiovascular Diseases, the Chief Fellow in Cardiology at the University of Louisville School of Medicine and elected a Fellow of the American College of Cardiology.

        Mr. Clarkson established Robert H. Clarkson Insurance Agency, LLC and Robert H. Clarkson Financial Services Inc. in 1964. Since that time, the agency has continued to grow and is licensed to conduct business in all 50 states. Working with clients such as the Independent Pilot’s Association and McDonald’s, the agency serves national and international corporations.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCREST GLOBAL ENERGY CORP.

Date: January 11, 2008	By:	/s/ Bruce Widener
Bruce Widener, Chief Executive Officer